UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐ Soliciting Material Pursuant to §240.14a-12

ANSYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANSYS, INC.

Southpointe

275 Technology Drive

Canonsburg, PA 15317

March 23, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ANSYS, Inc. (the “Company”) to be held on Thursday, May 6, 2004, at 2:00 p.m. Eastern Time, at the Southpointe Club located at Southpointe, 360 Southpointe Blvd. in Canonsburg, Pennsylvania (the “Annual Meeting”).

The Annual Meeting has been called for the purposes of (i) electing two Class II Directors for three-year terms; (ii) approving an amendment to the Company’s Amended and Restated 1996 Stock Option and Grant Plan; (iii) approving an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of the Company’s common stock available for offering thereunder by 190,000 shares; (iv) ratifying the selection of Deloitte and Touche LLP as the Company’s independent public accountants; and (v) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 9, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote “FOR” the election of the nominees of the Board of Directors as Class II Directors of the Company, “FOR” the approval of the amendment to the Company’s Amended and Restated Stock Option and Grant Plan, “FOR” the approval of the amendment to the Company’s Employee Stock Purchase Plan and “FOR” the ratification of Deloitte and Touche LLP as independent public accountants.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; OR (3) MARK, DATE AND SIGN THE PROXY CARD RETURNING IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES SENT BY INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:00 PM UNITED STATES EASTERN TIME ON MAY 5, 2004. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

Sincerely,

James E. Cashman III President and Chief Executive Officer

ANSYS, INC.

Southpointe

275 Technology Drive

Canonsburg, PA 15317

(724) 746-3304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 6, 2004

Notice Is Hereby Given that the Annual Meeting of Stockholders of ANSYS, Inc. (the “Company”) will be held on Thursday, May 6, 2004, at 2:00 p.m. Eastern Time, at the Southpointe Club, Southpointe, 360 Southpointe Blvd. in Canonsburg, Pennsylvania (the “Annual Meeting”), for the purpose of considering and voting upon:

1.	The election of two Class II Directors for three-year terms;

2.	The approval of an amendment to the Company’s Amended and Restated Stock Option and Grant Plan;

3.	The approval of an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of the Company’s common stock available for offering thereunder by 190,000 shares;

4.	The ratification of the selection of Deloitte and Touche LLP as the Company’s independent public accountants; and

5.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 9, 2004 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors

Sheila S. DiNardo VP, General Counsel and Secretary

Canonsburg, Pennsylvania

March 23, 2004

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; OR (3) MARK, DATE AND SIGN THE PROXY CARD RETURNING IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES SENT BY INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:00 PM UNITED STATES EASTERN TIME ON MAY 5, 2004. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

ANSYS, Inc.

Southpointe

275 Technology Drive

Canonsburg, PA 15317

(724) 746-3304

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 6, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ANSYS, Inc. (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 6, 2004 at 2:00 p.m. Eastern Time at the Southpointe Club, Southpointe, 360 Southpointe Blvd. in Canonsburg, Pennsylvania, and any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

1.	The election of two Class II Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2007 and until such Director’s successor is duly elected and qualified;

2.	The approval of an amendment of the provisions of the Company’s Amended and Restated 1996 Stock Option and Grant Plan (the “Option Plan”) governing grants of stock options to new independent directors;

3.	The approval of an amendment to the Company’s Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of the Company’s common stock available for offering thereunder by 190,000 shares;

4.	The ratification of the selection of Deloitte and Touche LLP as the Company’s independent public accountants; and

5.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about March 23, 2004 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 9, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 15,322,346 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 197 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present and represented by proxy and entitled to vote on the matter is required for the election of the Class II Directors. Abstentions and broker non-votes will not be counted as voting with respect to the election of the Class II Directors and, therefore, will not have an effect on the election of the Class II Directors.

The affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the amendment to the Company’s Option Plan, approval of the amendment of the Company’s ESPP, and the ratification of the selection of the independent public accountants. Broker non-votes will not be considered present and represented and entitled to vote on these matters and, therefore, will have no effect on the approval of the amendment of the Company’s Option Plan, the approval of the amendment of the Company’s ESPP or the ratification of the selection of the independent public accountants. Abstentions will be counted as voting against the amendment of the Company’s Option Plan, against the approval of the amendment of the Company’s ESPP and against the ratification of the selection of independent public accountants.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. You may also vote by telephone or on the internet in accordance with the procedures on the proxy card. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the nominees for Director listed in this Proxy Statement, the approval of the amendment of the Company’s Option Plan, the approval of the amendment to the Company’s ESPP and the ratification of the Company’s selection of Deloitte and Touche LLP as the Company’s independent public accountants. It is not anticipated that any matters other than the election of Class II Directors, the approval of the amendment of the Company’s Option Plan, the approval of the amendment to the Company’s ESPP and the ratification of the Company’s selection of Deloitte and Touche LLP as the Company’s independent public accountants will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. Internet and telephone voting procedures verify stockholders’ identities and allow stockholders to confirm that voting has been recorded correctly. Stockholders voting through the internet should realize that there may be additional costs with electronic access, such as usage charges from internet access providers that must be paid by the stockholder.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2003 (“Fiscal 2003”), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of seven members and is divided into three classes, with three Directors in Class I, two Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company’s stockholders at each annual meeting.

At the Annual Meeting, two Class II Directors will be elected to serve until the annual meeting of stockholders in 2007 and until such Director’s successor is duly elected and qualified. Based on the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board of Directors has nominated Roger J. Heinen, Jr. and Jacqueline C. Morby for re-election as the Class II Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Heinen and Ms. Morby as Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees have agreed to stand for re-election and to serve, if elected, as Directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

A quorum being present, the affirmative vote holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominees as Class II Directors of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS CLASS II DIRECTORS OF THE COMPANY.

PROPOSAL 2

AMENDING THE AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN

The Board of Directors has adopted, and is seeking stockholder approval of, a second amendment and restatement of the Company’s Option Plan which would (1) permit the Company to grant options to purchase up to 25,000 shares to new independent directors, or such other amount as may be determined by the Board of Directors and (2) amend other provisions of the Option Plan to ensure that, once the Option Plan is approved by the Company’s stockholders, it is not deemed a formula plan that would require stockholder approval of individual grants under recent rules changes adopted by Nasdaq. The number of shares reserved for issuance under the Option Plan is not changed by the proposed amendment.

Reasoning for Amendment to the Option Plan

The existing option plan provides that new independent directors joining the Board will receive a non-qualified option to purchase the number of shares found by dividing $200,000 by the exercise price of the option. The Board has traditionally granted options with an exercise price equal to the share price on the date of grant. At the recent share price of approximately $40.00 per share, this meant a new independent director joining the Board would receive options to purchase approximately 5,000 shares. Because of recent changes in the laws and regulations governing public companies, independent directors play an increasingly valuable role in the governance of the Company and will likely need to devote substantially greater time to the Company than in the past. In light of these changes, the Board of Directors believes that it will need to grant an option to purchase a larger number of shares in order to attract well qualified Board members. Further, the Board believes that it should have the flexibility to tailor an option grant to the particular individual and the Company’s position when such offer is extended. The Company initially adopted a formula for director grants to comply with then existing provisions of Section 16 of the Exchange Act. These provisions are no longer in effect and therefore a formula is no longer required. The Board anticipates that it will grant new independent directors options to purchase 25,000 shares, though under the amended Option Plan the Board will have discretion to offer an option to purchase other amounts of shares. Current independent directors are not affected by this amendment.

The other substantive amendment to the Option Plan ensures that the Option Plan is not treated as a “formula plan” under rules recently adopted by Nasdaq. If the Option Plan is deemed a “formula plan,” stockholders would be required to approve each individual option grant. If the Option Plan is not deemed a “formula plan,” stockholders will not be required to approve each individual grant.

Based on the last reported sale price on the Nasdaq National Market on December 31, 2003 ($39.70 per share), the maximum aggregate market value of the 5,350,000 shares of Common Stock reserved for issuance under the Option Plan would be $212,395,000.

Description of Option Plan

General Terms.    The Option Plan was adopted originally by the Board of Directors on April 19, 1996 and was subsequently approved by the Company’s stockholders. On May 8, 2003, the Company’s stockholders approved an amendment and restatement of the Option Plan. The Board of Directors of the Company adopted the Second Amended and Restated 1996 Stock Option and Grant Plan on February 5, 2004 and recommends that the Company’s stockholders approve this amended and restated Option Plan. Currently, 5,350,000 shares are available for issuance under the Option Plan. The number of shares available for issuance under the Option Plan is not changed by this amendment. The following description of the material terms of the Option Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the amended Option Plan which is attached to this proxy statement as Annex I.

The Option Plan permits (i) the grant of Incentive Options, (ii) the grant of Non-Qualified Options, (iii) the issuance or sale of Common Stock with or without vesting or other restrictions (“Stock Grants”), (iv) the grant of Common Stock upon the attainment of specified performance goals (“Performance Share Awards”) and (v) the grant of the right to receive cash dividends with the holders of the Common Stock as if the recipient held a specified number of shares of the Common Stock (“Dividend Equivalent Rights”). These grants may be made to directors, officers and other employees, consultants and key persons of the Company and its subsidiaries. In addition, Independent Directors are automatically eligible for certain grants under the Option Plan, as described below. Options with respect to no more than 300,000 shares of Common Stock may be granted to any one individual in any calendar year.

During 2003, 148,000 options were granted under the Option Plan. Options with respect to a total of 2,047,325 shares of Common Stock with issuance prices ranging from $6.00 to $36.15 (and a weighted average of $15.18) were outstanding under the Option Plan at December 31, 2003. At December 31, 2003, 1,487,012 shares were available for grant under the Option Plan.

Independent Director Options.    The Option Plan currently provides for the automatic grant of Non-Qualified Options to Independent Directors. As amended, the Option Plan will provide that each Independent Director joining the Board after the amendment will receive an option to purchase 25,000 shares of Common Stock, or such other amount as the Board or the Compensation Committee may determine. The current Option Plan provides that on the date five business days following each annual meeting of stockholders of the Company, each Independent Director who is then serving is granted a Non-Qualified Option to purchase 12,000 shares of Common Stock. The amendment does not alter any of the terms of these subsequent annual grants. The Option Exercise Price of options granted to Independent Directors under the Option Plan is equal to the lesser of (i) the last reported sale price per share of Common Stock on the date of grant (or if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported) or (ii) the average of the last reported sales price per share of Common Stock as published in The Wall Street Journal for a period of ten consecutive days prior to such date. Options granted to Independent Directors under the foregoing provisions vest in annual installments over four years, commencing with the date of grant, will expire ten years after grant, subject to earlier termination if the optionee ceases to serve as a director. The exercisability of these options will be accelerated upon a “Sale Event”. A total of 311,607 Non-Qualified Options have been issued to date to Independent Directors under the Option Plan.

Administration.    The Option Plan is administered by the Compensation Committee. Subject to the provisions of the Option Plan, the Compensation Committee has full power to determine from among the persons eligible for grants under the Option Plan (i) the individuals to whom grants will be granted, (ii) the combination of grants to participants and (iii) the specific terms of each grant. Incentive Options may be granted only to directors, officers or other employees of the Company or its subsidiaries, including members of the Board of Directors who are also employees of the Company or its subsidiaries.

The option exercise price of each option granted under the Option Plan is determined by the Compensation Committee, but in the case of Incentive Options may not be less than 100% of the fair market value of the underlying shares on the date of grant and may not be exercisable more than ten years from the date the option is granted. If any employee of the Company or any subsidiary owns or is deemed to own at the date of grant shares of stock representing in excess of 10% of the combined voting power of all classes of stock of the Company or any subsidiary, the exercise price for options granted to such employee may not be less than 110% of the fair market value of the underlying shares on that date and the option may not be exercisable more than five years from the date the option is granted. No option may be exercised subsequent to the termination of the optionee’s employment or other business relationship with the Company unless otherwise determined by the Compensation Committee or provided in the option agreement. Most option agreements provide that the option will be exercisable for a period of 90 days following termination of employment. At the discretion of the Compensation Committee, any option may include a “reload” feature, pursuant to which an optionee exercising an option receives in addition to the number of shares of Common Stock due on the exercise of such an option an additional option with an exercise price equal to the fair market value of the Common Stock on the date such additional option is granted. Upon the exercise of options, the option exercise price must be paid in full either in cash or in shares of stock owned by the optionee for at least six months, or by the optionee delivering an exercise notice along with irrevocable instructions to a broker to pay to the Company the purchase price.

The Option Plan also permits Stock Grants, Performance Share Awards and grants of Dividend Equivalent Rights. Stock Grants and Performance Share Awards may be made to persons eligible under the Option Plan, subject to such conditions and restrictions as the Compensation Committee may determine. Prior to the vesting of shares, recipients of Stock Grants generally will have all the rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the Option Plan or in any agreement. In the case of Performance Share Awards, the issuance of shares of Common Stock will occur only after the recipient has satisfied the conditions and restrictions set forth in the Option Plan or in any agreement. The Compensation Committee may also make Stock Grants to persons eligible under the Option Plan in recognition of past services or other valid consideration, or in lieu of cash compensation. In addition, the Compensation Committee may grant Dividend Equivalent Rights in conjunction with any other grant made pursuant to the Option Plan or as a free standing grant. Dividend Equivalent Rights may be paid currently or deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue further dividends.

The Compensation Committee may, at its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the Option Plan may be exercised or vest. In the event of a merger, liquidation or sale of substantially all of the assets of the Company (“Sale Event”), the Board of Directors has the discretion to accelerate the vesting of options granted under the Option Plan, except that vesting of options granted to Independent Directors and to Mr. Cashman automatically accelerate in such “Sale Event.” The Option Plan and the options issued thereunder terminate upon the effectiveness of any such “Sale Event,” unless provision is made in connection with such transaction for the assumption of options theretofore made or in certain circumstances following a “Sale Event” not accounted for as a pooling of interest.

Tax Aspects under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the Option Plan. It does not describe all federal tax consequences under the Option Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Under current law, an optionee will not have any additional FICA (Social Security) taxes upon exercise of an Incentive Option.

Non-Qualified Options.    No taxable income is realized by the optionee at the time a Non-Qualified Option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments.    The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions.    As a result of Section 162(m) of the Code, the Company deduction for certain awards under the Option Plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance based compensation that otherwise meets the requirements of Section 162(m) of the Code).

Summary of Equity Compensation Plans

The following table provides certain summary information concerning the equity compensation plans maintained by the Company as of February 1, 2004.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders
1994 Stock Option and Grant Plan	86,528	$4.29	0
1996 Stock Option and Grant Plan	2,047,325	$15.18	1,487,012
1996 Employee Stock Purchase Plan	(1)	(2)	39,223	(1)
Equity Compensation Plans Not Approved By Security Holders
None
Total	2,133,853		1,526,235

(1)	The number of shares issuable with respect to the current offering period is not determinable until the end of the period. The number does not include the 190,000 shares contemplated by the proposed amendment.

(2)	The per share purchase price of shares issuable with respect to the current offering period is not determinable until the end of the offering period.

For additional information concerning the 1994 Stock Option and Grant Plan and the 1996 Employee Stock Purchase Plan, please see the sections entitled “Executive Compensation—Equity Compensation Plan—1994 Stock Option and Grant Plan” and “—Proposal 3-Approval of an Amendment to the Company’s Employee Stock Purchase Plan” below.

Vote Required For Approval

The affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the amendment and restatement of the Option Plan.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1996 STOCK PLAN.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has adopted, and is seeking stockholder approval of, an amendment to the ESPP which would increase the number of shares of the Company’s common stock available for purchase under the ESPP by 190,000 shares, from 210,000 shares to 400,000 shares.

Reasoning for Amendment of the ESPP

The ESPP was adopted by the Board of Directors, approved by the stockholders of the Company and became effective upon the consummation of the Company’s initial public offering in 1996. As of December 31, 2003, only 39,223 shares remained available for purchase under the ESPP. On February 5, 2004, the Board of Directors approved an amendment to the ESPP increasing the number of shares that can be sold under the ESPP by 190,000 shares, subject to stockholder approval. Encouraging employees to acquire equity ownership in the Company assures a closer alignment of the interests of participants in the ESPP with those of the Company’s stockholders. In addition, since the sale price of shares under the ESPP is 85% of the market value of such shares on the first or last day of an offering period, whichever is lower, the dilutive effect of shares issued under the ESPP is generally substantially less than for shares issued under the Option Plan. The Board believes that a key feature of the ESPP is that it assists the Company in attracting and retaining employees who are responsible for leading the Company amid a competitive market for financial, technical, marketing and sales personnel. The proposed increase in the number of shares of Common Stock available for sale under the ESPP would enable the Company to continue the use of the ESPP, which it believes is a valuable tool for attracting and retaining key personnel and aligning the interests of the participating employees with those of the Company’s stockholders.

Based on the last reported sale price on the Nasdaq National Market on December 31, 2003 ($39.70 per share), the maximum aggregate market value of the additional 190,000 shares reserved for issuance under the ESPP would be $7,543,000.

Summary of the ESPP

The following description of material terms of the ESPP is intended to be a summary only. This summary is qualified in its entirety by the full text of the amended ESPP which is attached to this proxy statement as Annex II.

The ESPP is administered by the Compensation Committee. The ESPP provides that all employees of the Company who work at least 20 hours per week are eligible to participate, except for persons who are deemed under Section 423(b)(3) of the Code to own five percent (5%) or more of the voting stock of the Company. The number of employees potentially eligible to participate in the ESPP is approximately 300 persons.

The ESPP provides for two “purchase periods” within each year, the first commencing on February 1 of each year and continuing through July 31 of such year, and the second commencing on August 1 of each year and continuing through January 31 of the following year. Eligible employees may elect to become participants in the ESPP by enrolling prior to each semi-annual date for the granting of an option to purchase shares under the ESPP. Shares are purchased through the accumulation of payroll deductions of not less than one percent (1%) nor more than ten percent (10%) of each participant’s compensation. The maximum number of shares of common stock that can be purchased under the ESPP during any one calendar year is 960 shares. The number of shares to be purchased is determined by dividing the participant’s balance in the plan account on the last day of the purchase period by the purchase price per share for the stock. The purchase price per share will be the lower of 85% of the fair market value of the common stock as of either the beginning or ending date of the semi-annual purchase period of shares for the participant’s account.

An option granted under the ESPP is not transferable by the participant except by will or by the laws of descent and distribution. Employees can cease their participation in the offering at any time during the offering period, and participation automatically ceases on termination of employment with the Company.

The number of shares that are reserved for issuance under the ESPP is subject to adjustment for stock splits and similar events. The proceeds received by the Company from exercise under the ESPP will be used for the general purposes of the Company. Shares issued under the ESPP may be authorized but unissued or shares reacquired by the Company and held in its treasury.

The ESPP shall remain in full force and effect until suspended or discontinued by the Board of Directors. The Board of Directors may at any time or times amend or revise the ESPP for any purposes which may at any time be permitted by law, or may at any time terminate the ESPP. No amendment of the ESPP may adversely affect the rights of any recipient of any option previously granted without such recipient’s consent.

Federal Income Tax Considerations under the Stock Purchase Plan

The ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the ESPP or when purchasing the shares of common stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

The following is a summary of the federal income tax consequences resulting from acquiring stock under the ESPP:

If shares acquired under the ESPP are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) fifteen percent (15%) of the fair market value of the common stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee’s basis in the shares (i.e., the employee’s purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he or she has held the shares for at least twelve (12) months. No deduction is allowed to the Company.

If shares acquired under the ESPP are sold within two (2) years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee’s purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee’s basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.

Vote Required For Approval

The affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the amendment to the Company’s Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S ESPP.

PROPOSAL 4

RATIFICATION OF SELECTION OF PUBLIC ACCOUNTANTS

The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of Deloitte and Touche LLP to serve as independent accountants of the Company for the fiscal year ended December 31, 2004. Deloitte and Touche LLP is considered by management of the Company to be well qualified. A representative of Deloitte and Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Although the Company is not required to submit the ratification of the selection of its independent accountants to a vote of stockholders, the Board of Directors believes that it is sound policy to do so. In the event that the majority of the votes cast are against the selection of Deloitte and Touche LLP, the directors will consider the vote and the reasons for it in future decisions on the selection of independent accountants.

Vote Required For Approval

The affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the ratification of the selection of public accountants.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE RATIFICATION OF THE SELECTION OF PUBLIC ACCOUNTANTS.

INFORMATION REGARDING DIRECTORS

The Board of Directors of the Company held seven meetings during Fiscal 2003. During Fiscal 2003, each of the incumbent Directors attended at least 91% of the total number of meetings of the Board and of the committees of which he or she was a member. The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”).

The Audit Committee selects the independent accounting firm to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company’s annual operating results, reviews the Company’s periodic disclosure related to its financial statements, considers the adequacy of the internal accounting procedures, considers the effect of such procedures on the accountants’ independence and establishes policies for business values, ethics and employee relations. The Audit Committee currently consists of three directors, Roger J. Heinen, Jr., Bradford C. Morley and Patrick J. Zilvitis, each of whom is not an employee of the Company and is considered independent within the meaning of Rule 4200(a)(15) of the Nasdaq listing requirements. The Board of Directors has determined that Bradford C. Morley qualifies as the “audit committee financial expert” and is “independent” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has a written charter adopted by the Board of Directors which was attached as an exhibit to the proxy statement for the Company’s 2002 Annual Meeting and is available on the Company’s website at www.ansys.com. The foregoing information concerning the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the commission, nor incorporated by reference into any other filing, in each case to the extent permitted by the rules and regulations of the Securities and Exchange Commission. During Fiscal 2003, the Audit Committee held five meetings. The Audit Committee’s report to stockholders appears elsewhere in the proxy statement.

The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, reviews succession planning for senior management, reviews the options or stock to be granted to eligible persons under the Company’s Option Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee currently consists of two non-employee, independent directors, Jacqueline C. Morby and John F. Smith and held four meetings during Fiscal 2003. The Compensation Committee’s report on executive compensation appears elsewhere in this proxy statement.

The Nominating and Corporate Governance Committee oversees the qualification and nomination process for potential director candidates, reviews the continued qualification of existing directors and is responsible for corporate governance oversight. The Nominating and Corporate Governance Committee currently consists of three non-employee directors, Bradford C. Morley, John F. Smith and Patrick J. Zilvitis. As required by Rule 4350(c) of the Nasdaq listing requirements, each of these members is independent as defined in Rule 4200 of the Nasdaq listing requirements. The Nominating and Corporate Governance Committee held two meetings in Fiscal 2003. The Nominating and Corporate Governance Committee has a written charter adopted by the Board of Directors, which is available on the Company’s website at www.ansys.com.

The Nominating and Corporate Governance Committee will review and consider director candidates who have been recommended by stockholders. Stockholders submitting candidates for consideration by the Nominating and Corporate Governance Committee should deliver a submission in writing to the Secretary of the Company and should follow the timing, informational and other requirements regarding stockholder proposals set forth in the Company’s By-laws. Such proposal should specify whether the named person(s) should be considered by the Nominating and Corporate Governance Committee for inclusion as a Board of Directors nominee or whether the named person(s) are to be considered stockholder nominees under the By-laws. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate sound judgment, and shall be expected to effectively interact with other members of the Board to serve the long-term interests of the Company and its stockholders. A stockholder wishing to nominate a director separately from the slate of directors nominated by the Company should follow the procedures described in this Proxy Statement under the heading “Submission of Stockholder Proposals for 2005 Annual Meeting.”

In Fiscal 2003, non-employee directors received fees of $2,000, $1,000 and $500, respectively, for each Board of Directors meeting, Board committee meeting or Board of Directors conference call, or Board committee conference call they attended. Each director was reimbursed for travel and other expenses incurred in attending meetings. The Company also pays a $5,000 annual retainer to each independent director. Also, under the Option Plan, each independent director is entitled to receive a one-time option grant upon becoming a director and an annual grant of options to purchase Common Stock as described under “Amended and Restated 1996 Stock Option and Grant Plan—Independent Director Options.”

Any security holder desiring to send communications to the Board of Directors, or any individual director, may forward such document to the Secretary of the Company at the Company’s office in Canonsburg, Pennsylvania. The Secretary of the Company will collect and organize such communications and forward them to the Board of Directors or the particular director, as the case may be.

The Company does not have a policy with respect to directors’ attendance at the Company’s annual meeting. The following directors attended the Company’s annual meeting for fiscal year 2002: James E. Cashman III, Roger J. Heinen, Jr., Bradford C. Morley, John F. Smith, Peter J. Smith and Patrick J. Zilvitis.

Set forth below is certain information regarding the Directors of the Company, including the Class II Directors who have been nominated for election at the Annual Meeting, based on information furnished by them to the Company.

Name	Age	Director Since
Class I—Term Expires 2006
Peter J. Smith	59	1994
Patrick J. Zilvitis(1)(3)	60	2000
Bradford C. Morley(1)(3)	57	2001
Class II—Term Expires 2004
Roger J. Heinen, Jr.(1)*	53	1996
Jacqueline C. Morby(2)*	66	1994
Class III—Term Expires 2005
James E. Cashman III	50	2000
John F. Smith(2)(3)	68	1995

*	Nominee for re-election.

(1)	Member of Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

Peter J. Smith has been Chairman of the Board of Directors of the Company since July 1995. Mr. Smith served as President until April 1999 and Chief Executive Officer until February 2000. Prior to joining the Company, Mr. Smith was Vice President of European Operations for Digital Equipment Corporation, a computer company, from November 1991 to March 1994. Previously, he managed Digital’s worldwide applications development and marketing activities, including its engineering systems group which focused on CAD and CAM, graphics and general engineering market business. Mr. Smith holds a B.S. degree in electrical engineering from Northeastern University and an M.B.A. from the University of Notre Dame. Mr. Smith is also Chairman of Neartek, Inc., a storage software company, and Chairman of The Martin Group, Inc., a telecommunications software billing company, and Executive Chairman of Blue Socket, Inc., a wireless local dish network company. He also serves as director of NxTrend Technology, Inc., an enterprise software company, and GenuOne, Inc.

James E. Cashman III has been Chief Executive Officer of the Company since February 2000 and President since April 1999. Mr. Cashman served as the Company’s Senior Vice President of Operations from September 1997 to April 1999. Prior to joining the Company, Mr. Cashman was Vice President of Marketing and International Operations at PAR Technology Corporation, a computer software and hardware company involved in transaction processing, from May 1995 to September 1997. From September 1994 to May 1995, he was Vice President of Product Development and Marketing at Metaphase Technology, Inc., a product data management company. Prior to joining Metaphase, Mr. Cashman was employed by Structural Dynamics Research Corporation, a computer aided design company, from 1976 to 1994 in a number of sales and technical positions. Mr. Cashman is also a director of the Pittsburgh Technology Council.

Roger J. Heinen, Jr. has served as a director of the Company since April 1996. Mr. Heinen is Managing Director of Flagship Ventures in Cambridge, Massachusetts and was a Senior Vice President, Developer Division, of Microsoft Corporation, a software company, from January 1993 through March 1996. Mr. Heinen is also a director of Progress Software Corporation, which markets and supports application development, deployment and management software, as well as a director for several start-up companies in the information technology sector.

Jacqueline C. Morby has served as a director of the Company since February 1994. Ms. Morby began semi-retirement and became a Principal of TA Associates, Inc. in 2003 and was Managing Director or a partner of TA Associates, Inc. or its predecessor from 1982 to 2003. Ms. Morby is also a director of J&B Software, a transaction processing software and services company, NxTrend Technology, Inc., an enterprise software company, SoftMed Systems Incorporated, a healthcare information systems company, Pacific Life Corporation, a life insurance company, and HVL Incorporated, a manufacturer and distributor of vitamins and nutritional supplements.

Bradford C. Morley has served as a director of the Company since February 2001. From 1994 through 1999, Mr. Morley served as a director for two high technology software companies: Computer Aided Design Software, Inc. and Camax Manufacturing Technologies. From 1990 to 1993, Mr. Morley was President of Applicon, Inc., a CAD/CAM subsidiary of Schlumberger Ltd. Prior to that time, Mr. Morley was employed for fifteen years at Structural Dynamics Research Corporation, where he served as Senior Vice President and General Manager. Mr. Morley is also currently serving as Chairman of CoCreate Software Inc., a provider of collaborative product design software solutions.

John F. Smith has served as a director of the Company since December 1995. Mr. Smith is currently a partner in NewcoGen Group, a group that initiates and manages companies from the earliest stage of technology innovations. Most recently, Mr. Smith served as Chief Executive Officer and Director of Infini Switch, a venture backed company developing switch technology for infiniband standard. Mr. Smith served as the President of Perseptive Biosystems, a life sciences company, from July 1996 to 1999 and as Chief Operating Officer and Senior Vice President of Digital Equipment Corporation from 1986 through 1994. Mr. Smith also serves on numerous private company boards.

Patrick J. Zilvitis has served as a director since July 2000. Mr. Zilvitis was Chief Information Officer and Corporate Vice President of The Gillette Company, a global producer of consumer goods, from 1992 through 2000. Prior to 1992, Mr. Zilvitis managed the Consulting Services business at Digital Equipment Corporation, a computer company. Mr. Zilvitis is a director of StockerYale, Inc., a provider of advanced illumination and optical products and services. He is also an active consultant with Benchmarking Partners of Cambridge, Massachusetts and with Segway LLC, a New Hampshire start-up company manufacturing and selling the Segway Human Transporter.

Director Independence

The Board of Directors has determined that each of Mr. Heinen, Ms. Morby, Mr. Morley, Mr. John F. Smith and Mr. Zilvitis is an “independent director” in accordance with newly-adopted Nasdaq listing requirements. Therefore, the Company currently has a majority of “independent directors.”

Meetings of Independent Directors

Independent directors of the Company regularly meet in executive sessions outside the presence of management. Currently, the independent directors of the Company are Mr. Heinen, Ms. Morby, Mr. Morley, Mr. John F. Smith and Mr. Zilvitis. The presiding director for these meetings is currently Mr. Zilvitis. Any interested party who wishes to make their concerns known to the independent directors may forward such communication to the Secretary of the Company at the Company’s office in Canonsburg, Pennsylvania. The Secretary of the Company will collect and organize such communications and forward them to Mr. Zilvitis.

Audit Committee Report To Stockholders

The Board of Directors has established an Audit Committee, whose members during Fiscal 2003 were Roger J. Heinen, Jr., Bradford C. Morley and Patrick J. Zilvitis. The Board of Directors has determined that each of the members of the Audit Committee is “independent” as defined in Rule 4200 of the Nasdaq listing requirements. The information contained in this Audit Committee Report to Shareholders shall not be deemed “soliciting material” or to be deemed “filed” with the commission nor incorporated by reference into any other filing, in each case to the extent permitted by the rules and regulations of the Securities and Exchange Commission.

With respect to Fiscal 2003, the Audit Committee:

•	reviewed and discussed the audited financial statements with the Company’s management;

•	discussed with Deloitte and Touche LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

•	received the written disclosures and the letter from Deloitte and Touche LLP required by Independence Standards Board Standard No. 1, and has discussed with Deloitte and Touche LLP its independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE

Bradford C. Morley, Chairman

Roger J. Heinen, Jr.

Patrick J. Zilvitis

INDEPENDENT ACCOUNTANTS

The Company has selected Deloitte and Touche LLP as the independent public accountants for the Company for the fiscal year ending December 31, 2004. The firm of PricewaterhouseCoopers LLP, or a predecessor thereof, had served as the Company’s independent public accountants from 1994 to March 19, 2002. During these periods the Company did not have any disagreement with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor did any report issued by PricewaterhouseCoopers LLP contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

On March 19, 2002, the Audit Committee determined to replace its independent accountants, PricewaterhouseCoopers LLP, as the principal accountant to audit financial statements. The determination to replace the independent accountants was recommended by management following the solicitation of bids to perform audit work and was approved by the Audit Committee. During the two fiscal years ended December 31, 2001 and the subsequent interim period through March 19, 2002, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Furthermore, PricewaterhouseCoopers LLP’s reports for the two most recently completed fiscal years prior to March 19, 2002 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, no events required to be reported pursuant to Item 304(a)(1)(v) of Regulation S-K occurred during such fiscal years or during the subsequent interim period through March 19, 2002.

The Company and the Audit Committee approved the engagement of Deloitte and Touche LLP as its new independent accountants on March 19, 2002. The engagement of Deloitte and Touche LLP was recommended by management following the solicitation of bids to perform the Company’s audit work and was approved by the Audit Committee of the Company’s Board of Directors. There was no consultation during the two years prior to the engagement of Deloitte and Touche LLP by the Company with Deloitte regarding the application of accounting principles or the type of audit opinion that might be rendered on the Company’s financial statements.

A representative of Deloitte and Touche LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

The Audit Committee pre-approves all auditing services and the terms thereof and all non-audit services, provided that the pre-approval requirement is waived for any non-audit services if the “de minimus exception” set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 is satisfied.

The following table sets forth the aggregate fees billed to the Company for professional services rendered by the Company’s principal accounting firm for the fiscal years ended December 31, 2003 and 2002, including the reviews of the financial statements included in the Company’s Form 10-Q filings and general accounting consultations, by the Company’s principal accounting firm, Deloitte and Touche LLP.

	2002	2003
Audit Fees	$105,000	$178,000
Audit Related Fees	36,000	96,000
Tax Compliance, Planning and Preparation Fees	89,000	120,000
Tax Consulting and Advisory Fees	60,000	21,000
Financial Information System Design and Implementation Fees	—	—
All Other Fees	15,000	—

	$305,000	$415,000

Deloitte and Touche LLP did not provide any services related to financial information systems design and implementation during 2002 or 2003.

“Audit Related Fees” are for assurance and related services by Deloitte and Touche LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.

The services performed by the independent auditor in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Company’s Audit Committee. The policy requires that during each of the Audit Committee’s scheduled quarterly meetings, a description of services requested to be provided by the independent auditor during the following quarter will be submitted to the Audit Committee for approval. Any requests for audit, audit-related, tax and other services not contemplated during the quarterly approval process must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted.

The Audit Committee has considered whether the provision of services, including non-audit services, by Deloitte and Touche LLP is compatible with maintaining Deloitte and Touche LLP’s independence and has concluded that it is compatible.

EXECUTIVE OFFICERS

The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each executive officer who is not also a director are set forth below as of December 31, 2003.

Name	Age	Position
Peter J. Smith	59	Chairman of the Board
James E. Cashman III	50	President and Chief Executive Officer
Maria T. Shields	39	Chief Financial Officer, Vice President, Finance and Administration
Joseph C. Fairbanks, Jr.	49	Vice President, Sales and Support
J. Christopher Reid	49	Vice President and General Manager, Fluids Business Unit
Michael J. Wheeler	52	Vice President and General Manager, Mechanical Business Unit

Maria T. Shields has been the Company’s Chief Financial Officer, Vice President, Finance and Administration since September 1998. Previously, she had served as the Company’s Corporate Controller since September 1994, and a Vice President since May 1998. Prior to joining the Company, Ms. Shields held various positions at Deloitte and Touche LLP, including that of Audit Manager. Ms. Shields is a CPA and holds a B.S. degree in accounting from Pennsylvania State University.

Joseph C. Fairbanks, Jr. has been Vice President, Sales and Support since October 2001. Prior to joining the Company, Mr. Fairbanks was President and Chief Operating Officer for Black Oak Computer Services Incorporated from August 2000 to October 2001. Prior to this position, Mr. Fairbanks was the Vice President, Sales and Marketing for the IBM Business Unit of Avnet Hallmark, an IBM Distributor, from August 1997 to August 2000. Prior to August 1997, Mr. Fairbanks was the Director of Sales Operations for Aspen Technology, a chemical engineering software company. Mr. Fairbanks holds a degree in Computer Sciences from West Chester University.

J. Christopher Reid has been Vice President and General Manager, Fluids Business Unit since February 2003. Prior to joining the Company, Mr. Reid served as President and Chief Executive Officer of the CFX division of AEA Technology from May 2001 to February 2003. During his career, Mr. Reid held a variety of senior management positions, including sales, marketing and product development, 20 years of which were with Honeywell International Industrial Automation and Control. Subsequent to that, Mr. Reid served as COO with ProFac Facilities Management, Inc., a leading supplier of real estate outsourcing services. Additionally, Mr. Reid represented Open Options Corporation as an independent management consultant specializing in marketing, strategic planning and model-based decision support tools. Mr. Reid holds a Bachelor of Applied Science degree in Civil Engineering from the University of Waterloo.

Michael J. Wheeler has been Vice President and General Manager, Mechanical Business Unit since January 2002. Previously, he had served as the Company’s Vice President, Marketing since December 2000. Prior to joining the Company, Mr. Wheeler was Vice President of Operations of Technet International, a computer aided engineering services company from May 2000. Prior to May 2000, Mr. Wheeler held various management roles with Parametric Technology Corporation and Rasna Corporation. He began his career at Swanson Analysis Systems, Inc., the predecessor to ANSYS, Inc., in 1976. Mr. Wheeler holds a Bachelor of Science degree in Mechanical Engineering from the University of Pittsburgh.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation (including salary, bonuses, stock options and certain other compensation) paid by the Company for services in all capacities for fiscal years ended December 31, 2001, 2002 and 2003, to its Chief Executive Officer and to each of its four other most highly compensated executive officers whose total compensation exceeded $100,000 in fiscal 2003 (all five being hereinafter referred to as the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (shares)	Restricted Stock Award (shares) (1)	All Other Compensation ($) (2)
James E. Cashman III President and Chief Executive Officer	2003 2002 2001	320,000 300,000 247,083	230,000 190,000 170,000	— 80,000 100,000	— — —	32,630 30,930 28,965	(3) (3) (3)

J. Christopher Reid (4) Vice President and General Manager, Fluids Business Unit	2003 2002 2001	169,100 — —	76,085 — —	30,000 — —	— — —	4,903 — —

Joseph C. Fairbanks, Jr. (5) Vice President, Sales and Support	2003 2002 2001	150,000 150,000 34,134	65,975 50,000 25,000	— 7,000 50,000	175 — —	26,688 90,834 1,333	(6) (6) (6)

Michael J. Wheeler Vice President and General Manager, Mechanical Business Unit	2003 2002 2001	149,167 140,000 130,000	92,425 68,500 34,640	25,000 12,000 22,800	175 — —	13,653 9,728 —

Maria T. Shields Chief Financial Officer Vice President, Finance and Administration	2003 2002 2001	124,417 118,000 109,250	72,085 49,800 38,300	5,000 13,000 15,000	175 — —	18,507 15,500 15,255

(1)	Shares granted in March 2004 subject to contractual restrictions on resale for a period of four years after date of grant.

(2)	Consists of contributions by the Company to its Pension and Profit-Sharing Plans on behalf of each of the named executive officers unless and to the extent otherwise noted.

(3)	Includes $2,165 for 2001 related to North America Sales Elite performance plan trip. Also includes premiums on life insurance of $3,430, $3,430 and $3,430 paid by the Company on behalf of Mr. Cashman for 2003, 2002 and 2001, respectively, and a car allowance paid at the rate of $600 per month.

(4)	Became the Company’s Vice President and General Manager of Fluids Business Unit in February 2003.

(5)	Became the Company’s Vice President of Sales and Support in October 2001.

(6)	Includes $84,833 in relocation expenses in 2002 and a car allowance paid at the rate of $500 per month.

Option Grants.    The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the Company’s Named Executive Officers who received option grants during Fiscal 2003.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(2)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5% ($)	10% ($)
James E. Cashman III	—	—	—	—	$—	$—
J. Christopher Reid	30,000	20.3%	$23.45	2/26/13	$442,427	$1,121,198
Joseph C. Fairbanks, Jr.	—	—	—	—	$—	$—
Michael J. Wheeler	25,000	16.9%	$28.59	5/30/13	$449,502	$1,139,127
Maria T. Shields	5,000	3.4%	$28.59	5/30/13	$89,900	$227,825

(1)	This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.

(2)	The options set forth above become exercisable in four equal annual installments, commencing on the first anniversary of the grant date. All options are subject to the employee’s continued employment and to earlier termination in accordance with the Company’s 1996 Stock Plan and the applicable option agreement. All options were granted at fair market value as determined by the Company’s Compensation Committee on the date of the grant.

Option Exercises and Option Values.    The following table sets forth information concerning the number of shares acquired and the value realized upon exercise of stock options during 2003 and information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers at December 31, 2003.

Aggregated Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002(#) (1)		Value of Unexercised In-the-Money Options at December 31, 2002($) (1) (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James E. Cashman III	60,000	$1,389,926	301,000	135,000	$8,969,637	$3,181,375
J. Christopher Reid	—	$—	—	30,000	$—	$487,500
Joseph C. Fairbanks, Jr.	—	$—	26,750	30,250	$557,378	$627,133
Michael J. Wheeler	—	$—	25,650	49,150	$575,771	$749,414
Maria T. Shields	16,800	$320,038	58,750	32,350	$1,634,122	$701,868

(1)	The options set forth became exercisable in four equal annual installments, commencing on the first anniversary of the grant date. All options are subject to the employee’s continued employment and terminate ten years after the grant date. All options were granted at fair market value as determined by the Company’s Compensation Committee on the date of the grant.

(2)	Based on the last reported sale price on the Nasdaq National Market on December 31, 2003 ($39.70 per share) less the aggregate option exercise price.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee is responsible for the oversight of all of the Company’s compensation policies and practices including benefits and perquisites. Compensation is defined as base salary, all forms of variable pay and pay-for-performance, and stock options, restricted stock or any other plans directly or indirectly related to the Company’s stock. Members of the Compensation Committee are appointed from the Board of Directors annually at the first meeting of the Board following the annual meeting of stockholders. All of the members of the Compensation Committee are independent directors.

Compensation Philosophy.    The underlying philosophy of the Company’s compensation programs is to pay competitive amounts to obtain and retain valuable executives and to align executive compensation with several key objectives. The first of these objectives is to enable the Company to attain its annual market penetration and financial targets. Another key objective is to ensure that a major portion of each executive’s cash compensation is linked to significant improvements in the Company’s financial performance. The third key objective is to make it possible for the Company to attract, retain and reward executives who are responsible for leading the Company in achieving or exceeding corporate performance goals, amid a very competitive market for technical, marketing and sales personnel.

The Company’s executive compensation programs generally consist of three principal elements: base salary, cash bonus and stock options and benefits including pension and 401(k) benefits. The Company’s objective is to emphasize incentive compensation in the form of bonuses and stock option grants, rather than base salary.

Base salary determinations reflect, among other factors deemed relevant, competitive pay practices of comparable high technology companies, with a focus on the skills and performance levels of individual executives and the needs of the Company. Bonuses under the Company’s incentive plans reflect, among other relevant items, the Company’s financial performance and achievement of corporate objectives established by the Board of Directors prior to the start of each fiscal year, such as those relating to profitability and revenue. Stock option awards reflect, among other relevant items, the job level of the employee, responsibilities to be assumed in the upcoming fiscal year, responsibilities of each executive in prior years, the size of awards made to each such officer in prior years relative to the Company’s overall performance and available stock under the plan and anticipated grants in future years.

In establishing the level of incentive bonuses for the Company’s executives for Fiscal 2003, the Compensation Committee considered, among other things, competitive market issues and the Company’s performance in such areas as development, client services, product quality, market penetration, administration, organization and financial performance, sales of particular units and performance of the Company as a whole.

Compensation of the Chief Executive Officer.    In determining Mr. Cashman’s compensation for Fiscal 2003, the Compensation Committee reviewed industry surveys and specific details of compensation paid to chief executives officers of comparable companies, and evaluated the achievement of corporate, individual and organizational objectives for the fiscal year. Mr. Cashman’s annual base compensation for Fiscal 2003 totaled $320,000.

In Fiscal 2003, Mr. Cashman also received semi-annual bonuses determined on the basis of the achievement of specific weighted corporate, individual and organizational objectives for the fiscal year. These objectives focused on areas such as financial performance and business growth, product development, market penetration, product and service quality, administration and corporate development. Mr. Cashman was awarded aggregate incentive bonuses of $230,000 for Fiscal 2003, as compared with an incentive bonus of $190,000 for 2002. Mr. Cashman was also awarded options to purchase 75,000 shares of common stock in 2004, 80,000 stock options in 2002 and 100,000 stock options in 2001. The Compensation Committee believes that option grants (1) align the interests of our executives with long-term stockholder interests (2) give executives a significant, long-term interest in the Company’s success and (3) help retain key executives in a competitive market for executive talent.

The Company does, however, monitor general corporate and industry trends and practices and may in the future, for competitive or other reasons, use other equity incentive vehicles in place of, or in combination with, stock options. For Fiscal 2004, Mr. Cashman will receive a base salary of $340,000 and has a target incentive bonus of $250,000.

Deductibility of Executive Compensation.    The Internal Revenue Code of 1986, as amended (the “Code”), limits the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company’s current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company’s compensation plans and policy may be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

COMPENSATION COMMITTEE

John F. Smith, Chairman

Jacqueline C. Morby

Compensation Committee Interlocks and Insider Participation

Since February 1994, all executive officer compensation decisions have been made by the Compensation Committee. During Fiscal 2003, the Compensation Committee was comprised of Ms. Morby and Mr. John Smith. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries and both members are considered independent as such term is defined in Rule 4200 of the Nasdaq listing requirements. The Company is not aware of any Compensation Committee interlocks.

Stockholder Return Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock, based on the market price of the Company’s Common Stock, with the total return of companies included within the Russell 2000 Index, the Nasdaq Stock Market Index and a peer group of three companies (Autodesk, Inc., Parametric Technology Corporation and MSC Software Corporation) selected by the Company, for the period commencing January 1, 1998 and ended December 31, 2003. Prior to this year, the Company’s peer group consisted of four companies, including the three named as well as one additional company which ceased to be listed in 2003. The calculation of total cumulative return assumes a $100 investment in the Company’s Common Stock, the Russell 2000 Index, the Nasdaq Stock Market Index and the Peer Group Index on January 1, 1999, and the reinvestment of all dividends.

Equity Compensation Plan

1994 Stock Option and Grant Plan.    In February 1994, the Company’s Board of Directors adopted and the stockholders subsequently approved the 1994 Stock Plan. The Company will not make additional grants under the 1994 Stock Plan. The 1994 Stock Plan permits (i) the grant of options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Incentive Options”), (ii) the grant of options that do not so qualify (“non-Qualified Options”), and (iii) the issuance or sale of Common Stock with or without restrictions (“Restricted Stock”). During 2002 and 2003 no grants were made from the 1994 Stock Plan. A total of 86,528 share grants with issuance prices ranging from $0.40 to $10.00 with a weighted average price of $4.29 were outstanding from the 1994 Stock Plan at December 31, 2003.

The Compensation Committee may, at its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1994 Stock Plan may be exercised or vest. In the event of a merger, liquidation or sale of substantially all of the assets of the Company, the Board of Directors has the discretion to accelerate the vesting of the options granted under the 1994 Stock Plan, except that 40,000 Non-Qualified Options held by Independent Directors vest automatically in such circumstances. In addition, the 1994 Stock Plan and stock options issued thereunder terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of grants therefore made. The shares of restricted stock issued under the 1994 Plan fully vest upon any merger, liquidation or sale of substantially all of the assets of the Company.

Employment Agreement With Chairman

The Company has an Employment Agreement with Mr. Peter J. Smith, its Chairman. Mr. Smith’s Employment Agreement (i) provides for an annual base salary and participation in the Company’s executive bonus program, (ii) is for an indefinite term unless terminated by either party, (iii) provides for severance at the annual rate of $300,000 in the event Mr. Smith’s employment is terminated by the Company without cause or in the event of a constructive termination (as defined) until the later of one year after termination or Mr. Smith’s acceptance of other employment and (iv) restricts competitive activities by Mr. Smith for one year following termination of his employment other than for cause or in the event of a constructive termination. The Company provided Mr. Smith with $309,058 at the time of his employment to purchase an annuity that will result in payments to Mr. Smith beginning at age 62. Pursuant to his employment agreement, Mr. Smith received $74,781 in total compensation in Fiscal 2003.

Employment Agreement With Chief Executive Officer

The Company has an Employment Agreement with Mr. James E. Cashman III, its Chief Executive Officer. Mr. Cashman’s Employment Agreement (i) provides for an annual base salary and participation in the Company’s executive bonus program, (ii) is for an indefinite term unless terminated by either party, (iii) provides for termination benefits equal to two times his combined salary and target bonus then in effect if the Company terminates him without cause at any time or demotes or terminates him with or without cause within 180 days following a change of control of the Company, or if he resigns following the Company’s material breach of his employment agreement, (iv) in the case of change of control of the Company, provides that all assigned stock options shall become fully vested upon the effective date of the transaction, (v) provides Mr. Cashman with a $2.0 million term life insurance policy, the proceeds of which are payable to beneficiaries designated by Mr. Cashman, and (vi) restricts competitive activities by Mr. Cashman for two years following the termination of his employment with the Company irrespective of the basis of that termination.

CERTAIN TRANSACTIONS

The Company has adopted a policy providing that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company’s

Board of Directors and by a majority of the disinterested members of the Company’s Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy will require that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission, (“SEC”) and Nasdaq. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 2003 the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them, with the following exceptions: Milton G. Schwenk, a newly hired officer of the Company, filed one Form 3 after the applicable due date to report becoming an Insider, and James E. Cashman III, and officer and director of the Company, filed one Form 4 after the applicable due date reporting the grant of an option for 75,000 shares.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

Security Ownership of Certain Beneficial Owners

The following table presents information about persons or entities known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock on February 20, 2004. The following information is based solely upon copies of filings of Schedule 13G received by the Company pursuant to the rules of the SEC.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number		Percent
FMR Corporation 82 Devonshire Street Boston, MA 02109	1,924,300	(1)	12.56%
Brown Capital Management 1201 N. Calvert Street Baltimore, MD 21202	1,065,685	(2)	6.96%
Massachusetts Financial Services 500 Boylston Street Boston, MA 02116	1,032,970	(3)	6.74%
Barclays Global Investors 45 Fremont Street San Francisco, CA 94105	817,847	(4)	5.33%
Kayne Anderson Rudnick Investment Management 1800 Avenue of the Americas Los Angeles, CA 90067	800,801	(5)	5.23%

(1)	The information reported is based on a Schedule 13G filed with the SEC on February 17, 2004 reporting beneficial ownership as of December 31, 2003.

(2)	The information reported is based on a Schedule 13G/A filed with the SEC on February 11, 2004 reporting beneficial ownership as of December 31, 2003.

(3)	The information reported is based on a Schedule 13G filed with the SEC on February 11, 2004 reporting beneficial ownership as of December 31, 2003.

(4)	The information reported is based on a Schedule 13G filed with the SEC on February 17, 2004 reporting beneficial ownership as of December 31, 2003.

(5)	The information reported is based on a Schedule 13G filed with the SEC on February 10, 2004 reporting beneficial ownership as of December 31, 2003.

Security Ownership of Management

The following table presents certain information as to Named Executive Officers and Directors as of February 1, 2004, based on their representations to the Company. All such information was provided by the stockholders listed and reflects their beneficial ownership as of February 1, 2004.

Name of Beneficial Owner	Shares Beneficially Owned
	Number	Percent (1)
Peter J. Smith (2)	116,474	*
James E. Cashman III (3)	391,343	2.6%
J. Christopher Reid (4)	7,500	*
Joseph C. Fairbanks, Jr. (5)	28,148	*
Michael J. Wheeler (6)	28,084	*
Maria T. Shields (7)	64,271	*
Roger J. Heinen, Jr. (8)	25,648	*
Jacqueline C. Morby (9)	15,500	*
Bradford C. Morley (10)	6,999	*
John F. Smith (11)	22,083	*
Patrick J. Zilvitis (12)	5,820	*
All executive officers and directors as a group (11 persons)	711,870	4.7%

*	Less than 1%.

(1)	All percentages have been determined as of February 1, 2004 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after February 1, 2004. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days after February 1, 2004 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of February 1, 2004, a total of 15,312,615 shares of Common Stock were issued and outstanding.

(2)	Includes vested options to purchase 58,528 shares. Excludes unvested options to purchase 18,000 shares.

(3)	Includes vested options to purchase 371,000 shares. Excludes unvested options to purchase 140,000 shares.

(4)	Includes vested options to purchase 7,500 shares. Excludes unvested options to purchase 22,500 shares.

(5)	Includes vested options to purchase 26,750 shares. Excludes unvested options to purchase 30,250 shares.

(6)	Includes vested options to purchase 25,650 shares. Excludes unvested options to purchase 49,150 shares.

(7)	Includes vested options to purchase 58,750 shares. Excludes unvested options to purchase 32,250 shares.

(8)	Includes vested options to purchase 25,648 shares. Excludes unvested options to purchase 30,000 shares.

(9)	Includes 4,500 shares of restricted stock owned by Morby Family Charitable Trust and of which Ms. Morby and her husband are trustees. Includes vested options to purchase 9,000 shares. Excludes unvested options to purchase 27,000 shares.

(10)	Includes vested options to purchase 6,999 shares. Excludes unvested options to purchase 30,966 shares

(11)	Includes 4,000 shares of restricted stock owned by a trust primarily for the benefit of Mr. Smith’s adult children and of which Mr. Smith’s wife is a trustee. Includes vested options to purchase 18,083 shares. Excludes unvested options to purchase 30,000 shares.

(12)	Includes vested options to purchase 4,420 shares. Excludes unvested options to purchase 31,420 shares.

MARKET VALUE

On December 31, 2003, the closing price of a share of the Company’s Common Stock on the Nasdaq National Market was $39.70.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholder proposals intended to be presented at the Company’s 2005 annual meeting of stockholders must be received by the Company on or before November 26, 2004 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy and should be mailed to: Secretary, ANSYS, Inc., Southpointe, 275 Technology Drive, Canonsburg, PA, 15317.

The Company’s By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not to be included in the Company’s proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company’s Secretary at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; OR (3) MARK, DATE AND SIGN THE PROXY CARD RETURNING IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES SENT BY INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:00 PM UNITED STATES EASTERN TIME ON MAY 5, 2004. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

ANNEX I

SECOND AMENDED AND RESTATED

ANSYS, INC.

1996 STOCK OPTION AND GRANT PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and key persons of ANSYS, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Dividend Equivalent Right” means Awards granted pursuant to Section 9.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 15.

“Fair Market Value” of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, then clause (i) shall not apply and the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is considered an “Independent Director” as set forth in the Nasdaq listing requirements.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means any Award granted pursuant to Section 8.

“Restricted Stock Award” means any Award granted pursuant to Section 6.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Unrestricted Stock Award” means any Award granted pursuant to Section 7.

SECTION 2.    ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT                           PARTICIPANTS AND DETERMINE AWARDS

(a)  Committee.    The Plan shall be administered by the Compensation Committee of the Board, or any other committee of not less than two Independent Directors performing similar functions as appointed by the Board from time to time. Each member of the Committee shall be an “Outside Director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Plan may be administered by either the Board or a committee of not less than two “Independent Directors” and all references to the “Committee” (other than the last sentence of Section 4) shall also be deemed to refer to the Board.

(b)  Powers of Committee.    The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)  to select the officers, employees, directors, consultants and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

(ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

(iii)  to determine the number of shares of Stock to be covered by any Award;

(iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

(vi)  to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like;

(vii)  subject to the provisions of Section 5(a)(iii), to extend at any time the period in which Stock Options may be exercised;

(viii)  to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(ix)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

(c)  Delegation of Authority to Grant Awards.    The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or “covered employees” within the meaning of Section 162(m) of the Code. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)  Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 5,350,000 shares of Stock. For purposes of the foregoing limitation, the shares of Stock underlying any Awards which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholdings, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. No more than fifty percent (50%) of the number of shares of Stock available for issuance under the Plan as of May 8, 2003, and as approved by the Company’s stockholders at the 2003 Annual Meeting of Stockholders (which such number shall be deemed to include any shares of Stock that become re-available for issuance due to their forfeiture, cancellation or reacquisition by the Company after such date) may be issued in the form of non-Stock Option Awards. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 300,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)  Recapitalizations.    If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan or for the Independent Directors pursuant to Section 5(c) of the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c)  Mergers and Other Transactions.    In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Transaction”), the outstanding Options held by Independent Directors shall become fully vested. Upon the effectiveness of the Transaction, the Plan and all Awards granted hereunder shall terminate, unless provision is made in connection with the Transaction for the assumption of Awards heretofore granted, or the substitution of such Awards of new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above. In the event of such termination, each optionee shall be permitted to exercise for a period of at least 15 days prior to the date of such termination (1) all options held by such optionee which are then exercisable, and (2) such number of additional options held by such optionee, to the extent such options are not then exercisable, as may be specified in the relevant option agreement, if any. During this 15-day period, Independent Directors may exercise unvested Options that will become fully vested upon the effectiveness of the Transaction, subject to the consummation of the Transaction.

(d)  Substitute Awards.    The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.    ELIGIBILITY

Participants in the Plan will be such directors, officers and other employees, consultants and key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion.

SECTION 5.    STOCK OPTIONS

Any Stock Option granted under the Plan shall be pursuant to a stock option agreement which shall be in such form as the Committee may from time to time approve. Option agreements need not be identical.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Non-Qualified Stock Options may be granted to officers, employees, directors, advisors, consultants and key persons of the Company and its Subsidiaries. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)  Terms of Stock Options.    Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(i)  Exercise Price.    The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

(ii)  Grant of Discount Options in Lieu of Cash Compensation.    Upon the request of an eligible participant (other than a director) and with the consent of the Committee, such participant may elect each calendar year to receive a Non-Qualified Stock Option in lieu of any cash bonus or other compensation to which he may become entitled during the following calendar year, but only if such participant makes an irrevocable election to waive receipt of all or a portion of such cash compensation. Such election shall be made on or before the date set by the Committee which date shall be no later than 15 days (or such shorter period permitted by the Committee) preceding January 1 of the calendar year for which the cash compensation would otherwise be paid. A Non-Qualified Stock Option shall be granted to each participant who made such an irrevocable election on the date the waived cash compensation would otherwise be paid. The exercise price per share shall be determined by the Committee. The number of shares of Stock subject to the Stock Option shall be determined by dividing the amount of the waived cash compensation by the difference between the Fair Market Value of the Stock on the date the Stock Option is granted and the exercise price per share of the Stock Option. The Stock Option shall be granted for a whole number of shares so determined; the value of any fractional share shall be paid in cash.

(iii)  Option Term.    The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(iv)  Exercisability; Rights of a Stockholder.    Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash compensation shall be exercisable in full as of the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(v)  Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A)  In cash, by certified or bank check or other instrument acceptable to the Committee;

(B)  In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee free of such restrictions for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

(vi)  Termination.    Unless otherwise provided in the option agreement or determined by the Committee, upon the optionee’s termination of employment (or other business relationship) with the Company and its Subsidiaries, the optionee’s rights in his Stock Options shall automatically terminate.

(vii)  Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b)  Reload Options.    At the discretion of the Committee, Options granted under Section 5(a) may include a “reload” feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(v)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

(c)  Stock Options Granted to Independent Directors.

(i)  Automatic Grant of Options.

(A)  Each Independent Director shall be granted, on the fifth business day after his initial term of office commences, a Non-Qualified Stock Option to acquire 25,000 shares of stock, or such other amount as the Committee may determine.

(B)  Each Independent Director who is serving as a director of the Company on the fifth business day after each annual meeting of stockholders shall automatically be granted on such day a Non-Qualified Stock Option to acquire 12,000 shares of Stock.

(ii)  Option Terms.

(A)  The Option Exercise Price per share for the Stock covered by a Stock Option granted under this Section 5(c) shall be equal to the lesser of (1) the Fair Market Value of the Stock on the date of grant or (2) the average of the Fair Market Value of the Stock for a period of ten consecutive trading days prior to the date of grant.

(B)  Each Stock Option granted under this Section 5(c) shall be exercisable in annual installments over four years. No such Option shall be exercisable after the tenth anniversary of the date it was granted.

(C)  If an optionee ceases to be a director for any reason, each Stock Option granted to such optionee under this Section 5(c) shall terminate immediately with respect to all shares of Stock for which it is not then exercisable. With respect to the remaining shares, such Option shall terminate 60 days after the date the optionee ceases to be a director or at the expiration of the stated term of the Option, if earlier; provided, however, that (1) if the optionee dies while a director, such Option may be exercised for such remaining shares by the personal representative or legatee of the optionee for a period of one year from the date of death or until the expiration of the stated term of the Option, if earlier; or (2) if the optionee ceases to be a director by reason of disability, such Option may be exercised for such remaining shares by the director for six months after the date the optionee ceases to be a director or until the expiration of the stated term of the Option, if earlier.

(D)  A Stock Option granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(v). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of an Option and not as to unexercised Options.

(iii)  Limited to Independent Directors.    The provisions of this Section 5(c) shall apply only to Stock Options granted or to be granted to Independent Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not an Independent Director. To the extent that they are inconsistent with any other provisions of the Plan, the provisions of this Section 5(c) shall govern the rights and obligations of the Company and Independent Directors respecting Options granted or to be granted to Independent Directors.

(d)  Non-transferability of Options.    No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members and to partnerships in which such family members are the only partners.

SECTION 6.    RESTRICTED STOCK AWARDS

(a)  Nature of Restricted Stock Awards.    The Committee may grant Restricted Stock Awards to any officer, employee, consultant or key person of the Company and its Subsidiaries. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

(b)  Rights as a Stockholder.    Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(e) below.

(c)  Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company or its assigns shall have the right or shall agree, as may be specified in the relevant restricted stock agreement, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price from the participant or the participant’s legal representative.

(d)  Vesting of Restricted Stock.    The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

(e)  Waiver, Deferral and Reinvestment of Dividends.    The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.    UNRESTRICTED STOCK AWARDS

(a)  Grant or Sale of Unrestricted Stock.    The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any officer, employee, consultant or key person of the Company or its Subsidiaries, pursuant to which such individual may receive shares of Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

SECTION 8.    PERFORMANCE SHARE AWARDS

(a)  Nature of Performance Share Awards.    A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any officer, employee, consultant or key person of the Company or its Subsidiaries, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

(b)  Restrictions on Transfer.    Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c)  Rights as a Shareholder.    A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

(d)  Termination.    Except as may otherwise be provided by the Committee at any time, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment (or business relationship) with the Company and its Subsidiaries for any reason.

(e)  Acceleration, Waiver, Etc.    At any time prior to the participant’s termination of employment (or other business relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 12, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9.    DIVIDEND EQUIVALENT RIGHTS

(a)  Dividend Equivalent Rights.    A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any officer, employee, consultant or key person, as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b)  Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment.

Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 10.    TAX WITHHOLDING

Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

SECTION 11.    TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)  a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 12.    AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Notwithstanding any other provision of this Plan to the contrary, no outstanding Option under the Plan may be re-priced, either by amendment to the Option or by cancellation of the Option in exchange for the grant of a new Option with a lower exercise price, without the prior approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders. If and to the extent determined by the Committee to be required by the Act to ensure that Awards granted under the Plan are exempt under Rule 16b-3 promulgated under the Act, or that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders. Any material Plan amendments shall be subject to shareholder approval to the extent required by Rule 4350(i) of the Nasdaq Stock Market, Inc., as such rule may be amended and interpreted from time to time.

SECTION 13.    STATUS OF PLAN

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 14.    GENERAL PROVISIONS

(a)  No Distribution; Compliance with Legal Requirements.    The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)  Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 15.    EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after May 6, 2014.

SECTION 16.    GOVERNING LAW

This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.

ANNEX II

ANSYS, INC.

EMPLOYEE STOCK PURCHASE PLAN

The purpose of the ANSYS, Inc. Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of ANSYS, Inc. (the “Company”) and its subsidiaries with opportunities to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). Two hundred ten thousand (210,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

a)  Administration.    The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a committee appointed by the Board for such purpose (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or the Committee shall be liable for any action or determination with respect to the Plan or any option granted hereunder.

b)  Offerings.    The Company will make one or more offerings to eligible employees to purchase the Common Stock under the Plan (“Offerings”). The initial Offering will begin on August 1, 1996 and will end on January 31, 1997. Thereafter, an Offering will begin on the first business day occurring on or after each February 1 and August 1 and will end on the last business day occurring on or before the following July 31 and January 31, respectively. The Committee may, in its discretion, choose an Offering period of six months or less for each of the Offerings and choose a different Offering period for each Offering.

c)  Eligibility.    All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week.

d)  Participation.    An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least fifteen (15) business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from such employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for such employee in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such employee are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, such employee’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided such employee remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

e)  Employee Contributions.    Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his or her Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

f)  Deduction Changes.    An employee may not increase his or her payroll deduction during any Offering, but may decrease his or her payroll deduction for the remainder of the Offering. An employee may also terminate his or her payroll deduction for the remainder of the Offering, either with or without withdrawing from the

Offering under Section 7. To reduce or terminate his or her payroll deduction (without withdrawing from the Offering), an employee must submit a new enrollment form at least fifteen (15) business days (or such shorter period as shall be established) before the payroll date on which the change becomes effective. Subject to the requirements of Sections 4 and 5, an employee may either increase or decrease his or her payroll deduction with respect to the next Offering by filing a new enrollment form at least fifteen (15) business days before the next Offering Date (or by such other deadline as shall be established for the Offering).

g)  Withdrawal.    An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund such employee’s entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

h)  Grant of Options.    On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, a maximum of nine hundred sixty (960) shares of Common Stock reserved for the purposes of the Plan, or such other maximum number of shares as shall have been established by the Board or the Committee in advance of the offering. The purchase price for each share purchased under such Option (the “Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

i)  Exercise of Option and Purchase of Shares.    Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

j)  Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his or her nominee for such purpose.

k)  Definitions.    The term “Compensation” means the amount of total cash compensation, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, including base pay, overtime, commissions and bonuses, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board or the Committee to participate in the Plan. The Board or the Committee may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” means (i) if the Common Stock is admitted to trading on a national securities exchange or the National Association of Securities Dealers National Market System, the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported, or (ii) if clause (i) does not apply but the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the average of the highest bid and lowest asked prices of the Common Stock reported on NASDAQ for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

l)  Rights on Termination of Employment.    If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to such employee and the balance in such employee’s account will be paid to such employee or, in the case of death, to such employee’s designated beneficiary as if such employee had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs such employee, having been a Designated Subsidiary, ceases to be a Subsidiary, or if such employee is transferred to any corporation other than the Company or a Designated Subsidiary.

m)  Special Rules.    Notwithstanding anything herein to the contrary, the Board or the Committee may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Board or the Committee determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

n)  Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such employee.

o)  Rights Not Transferable.    Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

p)  Application of Funds.    All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

q)  Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

r)  Amendment of the Plan.    The Board or the Committee may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within twelve (12) months of such Board or Committee action, by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

s)  Insufficient Shares.    If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

t)  Termination of the Plan.    The Plan may be terminated at any time by the Board or the Committee. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

u)  Governmental Regulations.    The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

v)  Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

w)  Tax Withholding.    Participation in the Plan is subject to any required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

x)  Notification Upon Sale of Shares.    Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

y)  Effective Date and Approval of Shareholders.    The Plan shall take effect on the first day of the Company’s initial public offering, subject to approval by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, which approval must occur within twelve (12) months of the adoption of the Plan by the Board.

The Board of Directors recommends a vote FOR the election of all nominees as directors.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. ELECTION OF DIRECTORS Nominees: 01 Roger J. Heinen, Jr. and 02 Jacqueline C. Morby
FOR all nominees listed above (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed above ☐
IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.
	PLAN TO ATTEND THE MEETING	☐

2. APPROVE AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. APPROVE AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. RATIFY SELECTION OF INDEPENDENT ACCOUNTANTS.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

THIS PROXY WILL BE VOTED AS DIRECTED HEREON, OR IF RETURNED EXECUTED, WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE NOMINEES AS DIRECTORS, FOR THE AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION AND GRANT PLAN, FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN AND FOR THE SELECTION OF INDEPENDENT ACCOUNTANTS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON.

Executors, administrators, trustees, attorneys, etc. should give full title as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer.

Signature(s)                                                                                                                                                        Date __________________, 2004

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	OR	Telephone	OR	Mail
http://www.eproxy.com/anss Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

ANSYS, Inc.

Southpointe

275 Technology Drive

Canonsburg, Pennsylvania 15317

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR

THE ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 2004

The undersigned hereby appoints JAMES E. CASHMAN, III and MARIA T. SHIELDS, attorneys and proxies, will full power of substitution, to represent the undersigned and to vote all shares of stock of ANSYS, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ANSYS, Inc. to be held at the Southpointe Club, Southpointe, 360 Southpointe Blvd., Canonsburg, Pennsylvania on Thursday, May 6, 2004, at 2:00 p.m. Eastern Time, or at any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

(Continued, and to be signed and dated, on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

Admittance Pass

2004 Annual Meeting of Stockholders

ANSYS, Inc.

Thursday, May 6, 2004

2:00 p.m. Eastern Time

Southpointe Club

Southpointe

360 Southpointe Blvd.

Canonsburg, Pennsylvania

Please Present This Admittance Pass When Entering The Meeting